Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-117795 of Fomento Económico Mexicano, S.A. de C.V., on Form F-3 of our report dated February 9, 2004, appearing in the Annual Report on Form 20-F of Fomento Económico Mexicano, S. A. de C. V. for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

A Member Firm of Deloitte Touche Tohmatsu

/s/ C.P.C. GABRIEL GONZÁLEZ MARTÍNEZ
C.P.C. Gabriel González Martínez Monterrey, N.L., Mexico October 19, 2004